UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 5, 2011

NorthStar Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-157688	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2011, Lisa Meyer notified the board of directors of NorthStar Real Estate Income Trust, Inc. (the “Company”) that she will resign as the Chief Financial Officer and Treasurer of the Company, effective October 21, 2011 (the “Effective Date”). On October 6, 2011, the Company’s board of directors elected Debra A. Hess to serve as the Company’s Chief Financial Officer and Treasurer as of the Effective Date. Ms. Hess was also appointed Chief Financial Officer and Treasurer of NS Real Estate Income Trust Advisor, LLC, the Company’s advisor (the “Advisor”), as of the Effective Date and has served as Chief Financial Officer of NorthStar Realty Finance Corp., the Company’s sponsor (the “Sponsor”) since July 2011.

Ms. Hess, age 47, has significant financial, accounting and compliance experience at public companies.  Ms. Hess most recently served as Chief Financial Officer and Chief Compliance Officer for H/2 Capital Partners, where she was employed from August 2008 to July 2011.  From March 2003 to June 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as a Vice President in Goldman Sachs’s Principal Finance Group and as a Manager of Financing Reporting in Goldman Sachs’s Finance Division. Prior to 1993, Ms. Hess was employed by Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor.  Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut in Storrs, Connecticut and a Master of Business Administration in Finance from New York University in New York, New York.

Ms. Hess does not receive any compensation from the Company, but receives compensation from the Sponsor for her services, including services performed for the Company on behalf of the Advisor. There are no relationships or transactions regarding Ms. Hess that are required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

On October 6, 2011, the Company’s board of directors elected Ronald J. Lieberman to serve as the Company’s General Counsel and Secretary as of the Effective Date in lieu of Albert Tylis, who continues to serve as the Company’s Chief Operating Officer.  Mr. Lieberman was also appointed to serve as the Advisor’s General Counsel and Secretary as of the Effective Date and has served as General Counsel and Assistant Secretary of the Sponsor since April 2011.

Mr. Lieberman, age 41, has extensive legal and regulatory compliance experience at public companies.  Mr. Lieberman has served as General Counsel and Assistant Secretary of the Sponsor since April 2011.  He also has served as General Counsel and Secretary of NorthStar Senior Care Trust, Inc. and of NorthStar Senior Care Advisor, LLC since April 2011. Prior to joining the Sponsor, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams LLP from September 2000 until March 2011 where he advised numerous REITs, including mortgage REITs, and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams LLP, Mr. Lieberman was the Associate General Counsel at Entrade, Inc., during which time Entrade, Inc. was a publicly listed company on the NYSE. Mr. Lieberman began his legal career at Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman holds a Bachelor of Arts, Master of Business Administration and Juris Doctor, each from the University of Michigan in Ann Arbor, Michigan.

Mr. Lieberman does not receive any compensation from the Company, but receives compensation from the Sponsor for his services, including services performed for the Company on behalf of the Advisor. There are no relationships or transactions regarding Mr. Lieberman that are required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

On October 6, 2011, the Company’s board of directors elected Neil Cohen to serve as the Company’s Director of Operations as of the Effective Date. Mr. Cohen was also appointed to serve as the Advisor’s Director of Operations as of the Effective Date.

Mr. Cohen, 39, has extensive legal, financial, accounting and operating experience.  Mr. Cohen has served as Vice President of Finance and Strategic Initiatives of the Sponsor since March 2010.   From May 2009 until February 2010, Mr. Cohen served as a consultant to the Sponsor and helped launch the Company and the Company’s dealer manager, NRF Capital Markets, LLC.  From August 2008 until February 2010 Mr. Cohen served as a consultant to NorthStar Capital Investment Corp.  From August 2006 until August 2008 Mr. Cohen was a structured finance attorney with Cadwalader Wickersham & Taft LLP.  Mr. Cohen began his career after law school with PriceWaterhouseCoopers LLP, where he advised real estate companies on tax related matters.  Mr. Cohen holds a Bachelor of Science from the University of Maryland in College Park, Maryland and a Juris Doctor from Cardozo School of Law in New York, New York.  Mr. Cohen is also a certified public accountant.

Mr. Cohen does not receive any compensation from the Company, but receives compensation from the Sponsor for his services, including services performed for the Company on behalf of the Advisor. There are no relationships or transactions regarding Mr. Cohen that are required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

Pursuant to the Company’s bylaws, officers are elected annually and serve at the discretion of the Board until their successors are elected and qualified or until their earlier death, resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: October 7, 2011	By:	/s/ Daniel R. Gilbert
Daniel R. Gilbert
President and Chief Investment Officer